                                                                                                              Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of July 21, 2009, is by and among ROCK-TENN COMPANY, a Georgia corporation (the “Company”), ROCK-TENN COMPANY OF CANADA, a Nova Scotia unlimited liability company the “Canadian Borrower”, and together with the Company, the “Borrowers”), the Guarantors party hereto, WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 5, 2008 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1       Amendment to Definition of 2016 Senior Notes.  The definition of 2016 Senior Notes is hereby amended and restated in its entirety to read as follows:

“2016 Senior Notes” means the Company’s 9.25% senior notes due March, 2016 issued pursuant to the 2008 Senior Note Indenture.

1.2       Amendment to Section 2.10(b)(iii).  Section 2.10(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)     Debt Issuances.  Immediately upon receipt by a Borrower or any Restricted Subsidiary of proceeds from (A) any Debt Issuance (other than an Excluded Debt Issuance) or (B) any borrowing after the Closing Date under a Permitted Securitization Transaction, the Company shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Debt Issuance or such borrowing to the Lenders (such prepayment to be applied as set forth in clause (vi) below); provided that the Company shall not be required to prepay the Loans with the Net Proceeds from any Debt Issuance made pursuant to Section 6.3(l) to the extent such Net Proceeds are used to (1) repay the 2011 Senior Notes or the 2013 Senior Notes at maturity, (2) redeem, defease, repurchase, purchase prior to maturity or repay the 2011 Senior Notes or the 2013 Senior Notes in accordance with the terms of Section 6.18(a)  or (3) prepay the Term Loans, in each case within one (1) year after such Debt Issuance; it being understood that any such Net Proceeds that are not so used within such time period shall be promptly used to prepay the Loans (such prepayment to be applied as set forth in clause (vi) below).

1.3       Amendments to Section 6.3.  Section 6.3 of the Credit Agreement is hereby amended by amending and restating subsections (c) and (i) thereof, adding a new subsection (l) thereto and making the appropriate punctuation and grammatical changes thereto, in each case to read as follows:

(c)       Indebtedness (i) (A) existing as of the Closing Date (including, without limitation, the 2011 Senior Notes, the 2013 Senior Notes, the Solvay Bonds and the SCC Tax and Deferred Cash Payments) and (B) with respect to any such Indebtedness in an outstanding principal amount in excess of U.S.$5,000,000 (other than the 2011 Senior Notes, the 2013 Senior Notes, the Solvay Bonds and the SCC Tax and Deferred Cash Payments), set forth on Schedule 3.18 and (ii) incurred pursuant to the 2016 Senior Notes; and renewals, refinancings, refundings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension; provided that (i) the terms relating to principal amount, amortization, maturity, redemption, prepayment, covenants, defaults, remedies, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, renewed or extended, (ii) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, (iii) such Indebtedness has a maturity no earlier than March 16, 2013 (or, with respect to the 2016 Senior Notes, March 15, 2016) and (iv) the Solvay Bonds may only be refinanced or refunded with new revenue bonds or other financing related to the Solvay Facility on terms and conditions no more restrictive in any material respect than, and no less favorable in any material respect to the Lenders than, the Solvay Bonds; it being understood and agreed that (A) if the Solvay Bonds are refinanced or refunded with new revenue bonds or other Indebtedness secured by the assets of Solvay LLC, the Company shall use commercially reasonable efforts to ensure that the new revenue bonds or secured Indebtedness permit Solvay LLC to become a U.S. Guarantor hereunder, (B) if the Solvay Bonds are refinanced or refunded with unsecured Indebtedness, such Indebtedness shall permit Solvay LLC to become a U.S. Guarantor hereunder and grant Liens on its Property in favor of the Collateral Agent and (C) the interest rate, yield and other economic terms for such new revenue bonds or other financing shall be at prevailing market rates at the time of such refinancing or refunding;

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(i)       unsecured Indebtedness of the Company, and guarantees of such Indebtedness by the Company’s Restricted Subsidiaries that are U.S. Guarantors, under the 2016 Senior Notes in an aggregate principal amount not to exceed U.S.$200,000,000 plus the principal amount of any add-on to the 2016 Senior Notes to the extent such add-on is incurred pursuant to another subsection of this Section 6.3;

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(l)       unsecured Indebtedness in an aggregate principal amount not to exceed U.S.$100,000,000; provided that the maturity date of such unsecured Indebtedness shall be no earlier than, and such Indebtedness shall not be subject to any amortization payment, mandatory prepayment, mandatory sinking fund payment, redemption or other acceleration prior to, the date that is one (1) year following the Term Loan B Maturity Date.

1.4       Amendment to Section 6.18(a).  Section 6.18(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)       redeem, repurchase, defease, purchase prior to maturity or prepay the 2011 Senior Notes, the 2013 Senior Notes, the 2016 Senior Notes or any Subordinated Debt, except (i) in connection with any refinancing of the 2011 Senior Notes, the 2013 Senior Notes, the 2016 Senior Notes or any Subordinated Debt permitted by the terms of Section 6.3 and (ii) redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes in an aggregate amount not to exceed: (1) for all such redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made in any fiscal year, (x) $85,000,000 (the “Annual Limit”) plus (y) beginning with the fiscal year of the Company ending on September 30, 2011, the unused amount available under the Annual Limit for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided that, with respect to any fiscal year, any redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made during such fiscal year shall be deemed to be made first with respect to the Annual Limit and then with respect to any carry forward amount to the extent applicable; and (2) for all such redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made after the Closing Date, $170,000,000; provided that, in the case of any such redemption, repurchase, defeasance, purchase or prepayment described in this clause (ii), (A) no Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof and (B) after giving effect to any such redemption, repurchase, defeasance, purchase or prepayment, the Borrowers shall have availability under the Aggregate Revolving Committed Amount of at least $300,000,000; and provided further that if the Leverage Ratio both before and after giving effect to any such redemption, repurchase, defeasance, purchase or prepayment on a Pro Forma Basis does not exceed 3.00 to 1.00 and if the conditions in clause (A) and (B) above have been satisfied, the Borrower may make additional redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes pursuant to this clause (ii) in an aggregate amount for all such additional redemptions, repurchases, defeasances, purchases or prepayments not to exceed $100,000,000 (it being understood and agreed that any redemption, repurchase, defeasance, purchase or prepayment of the 2011 Senior Notes and/or the 2013 Senior Notes that is permitted by this subsection at the time it is made shall thereafter be permitted by this subsection regardless of whether the conditions set forth in clauses (A) and (B) above continue to be satisfied);

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1       Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions on or prior to July 31, 2009:

(a)       Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent, on behalf of the Required Lenders, and the Canadian Agent.

(b)       Executed Lender Consents.  The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto (each a “Lender Consent”), from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.  The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c)       Representations and Warranties.  The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the Amendment Effective Date (except for those which expressly relate to an earlier date).

(d)       No Default.  As of the Amendment Effective Date and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)       Fees and Expenses.  The Administrative Agent shall have received from the Borrowers such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Moore & Van Allen PLLC shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(f)       Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1       Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2       Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)       It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)       This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)       No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)       The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the Amendment Effective Date (except for those which expressly relate to an earlier date).

(e)       As of the Amendment Effective Date and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)       The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the applicable Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)       The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3       Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

3.4       Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5       Expenses.  The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6       Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7       Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8       Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.9       No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Collateral Agent, the Canadian Agent, the Lenders, or any of their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

3.10      GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3.11      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12      General Release.  In consideration of the Administrative Agent’s, on behalf of the Lenders, and the Canadian Agent’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Collateral Agent, the Canadian Agent, the Lenders and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.

3.13      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	ROCK-TENN COMPANY

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer

ROCK-TENN COMPANY OF CANADA

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer

GUARANTORS:	ALLIANCE ASIA, LLC
PCPC, INC.
PREFLEX LLC
ROCK-TENN CANADA HOLDINGS, INC.
ROCK-TENN COMPANY OF TEXAS
ROCK-TENN CONVERTING COMPANY
ROCK-TENN LEASING COMPANY, LLC
ROCK-TENN MILL COMPANY, LLC
ROCK-TENN PACKAGING COMPANY
ROCK TENN PARTITION COMPANY
ROCK-TENN SERVICES INC.
ROCK-TENN SHARED SERVICES, LLC
SOUTHERN CONTAINER CORP.
TENCORR CONTAINERBOARD INC.
WALDORF CORPORATION
SOLVAY PAPERBOARD, LLC

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer

ALLIANCE DISPLAY COMPANY OF CANADA
LING-INDUSTRIES INC.
LING-QUEBEC INC.
ROCK-TENN COMPANY OF CANADA III
WILCO INC.

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer

ADMINISTRATIVE/COLLATERAL
AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent and
Collateral Agent on behalf of the Required Lenders

	By:	/s/ Andrew G. Payne
	Name:	Andrew G. Payne
	Title:	Director

CANADIAN AGENT:	BANK OF AMERICA, N.A.,
acting through its Canada Branch,
as Canadian Agent

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Director

EXHIBIT A

FORM OF
LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of March 5, 2008 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among ROCK-TENN COMPANY, a Georgia corporation (the “Company”), ROCK-TENN COMPANY OF CANADA, a Nova Scotia unlimited liability company (the “Canadian Borrower”; and, together with the Company, the “Borrowers”), the guarantors party thereto (collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent and as collateral agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A.,  acting through its Canadian Branch, as Canadian administrative agent for the Lenders (the “Canadian Agent”).  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Second Amendment to Credit Agreement and Consent, to be dated on or about July 17, 2009, by and among the Borrowers, the Guarantors party thereto, the Administrative Agent, on behalf of the Lenders and the Canadian Agent (the “Amendment”) and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Credit Agreement.

Delivery of this Lender Consent by telecopy or other electronic means shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the ___ day of ______________, 2009.

,
as a Lender

By:
Name:
Title:

*
By:
Name:
Title:

_______________________
* Second signature block only required to be signed if two signature blocks are required by such Lender.